Exhibit 10.2

Assignment and Contribution Agreement

This Assignment and Contribution Agreement (this “Agreement”) is made as of April 21, 2025 (the “Effective Date”), by and among each of the entities listed on Schedule A hereto (each an “Assignor” and collectively the “Assignors”), each of which owns, directly or indirectly, the number of shares of common stock, no par value, and Class A stock, no par value (collectively, the “ACMAT Shares”), of ACMAT Corporation, a Connecticut corporation (“ACMAT”), set forth opposite such Assignor’s name on Schedule A hereto, and HG Holdings, Inc., a Delaware corporation (“Assignee” and, together with the Assignors, the “Parties”).

Recitals

A.         Hale Partnership Capital Management, LLC (“HPCM”) serves as the registered investment advisor or investment manager for each of the Assignors, and Steven A. Hale II is the sole principal owner of Hale Partnership Capital Advisors, LLC, the general partner of all but one of the Assignors. Mr. Hale also serves as the Chairman and Chief Executive Officer of Assignee and owns shares of common stock of Assignee.

B.         Assignors own the number of ACMAT Shares set forth opposite each Assignor’s name on Schedule A hereto.

C.         As of the Effective Date, each Assignor intends to assign and contribute the number of ACMAT Shares set forth opposite such Assignor’s name on Schedule A hereto to Assignee.

D.         In consideration of and exchange for such assignment and contribution, Assignee intends to issue to each Assignor the number of shares of Assignee’s common stock, par value $0.02 per share (“Assignee Common Stock”), set forth opposite each Assignor’s name on Schedule A hereto.

E.         Assignor and Assignee are entering into this Agreement in order to effect the transactions as described herein.

Agreement

Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Assignment and Contribution of ACMAT Shares. Effective simultaneously herewith, subject to the satisfaction of the condition set forth in Section 5 below, each Assignor hereby transfers, assigns, and contributes the number of ACMAT Shares set forth opposite such Assignor’s name on Schedule A hereto, to Assignee. Each Assignor hereby warrants and represents as of the Effective Date that: (a) such Assignor is duly formed, validly existing and in good standing under the laws of its state of formation and, to the extent required by applicable laws, is duly qualified to do business and in good standing in any jurisdiction in which it is required; (b) such Assignor is authorized to execute this Agreement (and any other documents as may be required to consummate the transactions contemplated hereunder) and fulfill all of its obligations hereunder, and such instruments, obligations and actions are valid and legally binding on it, enforceable in accordance with their respective terms; (c) the execution and delivery of this Agreement by such Assignor and the performance of its obligations hereunder, will not (1) result in the violation of any law or any provision of such Assignor’s organizational documents, (2) conflict with any order of any court or governmental instrumentality binding on such Assignor, or (3) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which such Assignor is bound; (d) such Assignor owns the ACMAT Shares set forth opposite such Assignor’s name on Schedule A hereto; (e) the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement have not been sold, assigned, hypothecated, pledged or otherwise transferred; (f) no interest in the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement has been sold, assigned, hypothecated, pledged or otherwise transferred; (g) the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement are free and clear of any and all liens, encumbrances or claims of any kind or character whatsoever; (h) there are no voting trusts or other agreements or understandings affecting the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement; (i) such Assignor is duly authorized to assign the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement; (j) the assignment and contribution of the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement have been duly authorized by all necessary action of the general partner or other governing body of such Assignor (as applicable); (k) there are no consents or approvals required for the assignment and contribution of the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement that have not been waived or obtained; (l) to the best of such Assignor’s knowledge, such Assignor has not received any written notice, and such Assignor does not have any knowledge, of any current, pending or threatened tort litigation against ACMAT or ACMAT’s assets which would adversely affect ACMAT, ACMAT’s assets or the beneficial ownership interests therein in any material respect; (m) such Assignor has not received written notice of any, and to such Assignor’s knowledge there are no, pending, threatened or proposed actions by any governmental agencies or authorities which have or may create a lien upon ACMAT’s assets or any portion thereof; and (n) the ACMAT Shares owned by such Assignor to be assigned pursuant to this Agreement have been held by such Assignor for at least 12 months or were acquired from a person or entity that held such ACMAT Shares for at least 12 months.

2.         Issuance of Assignee Common Stock. Effective simultaneously herewith, subject to the satisfaction of the condition set forth in Section 5 below, in consideration of and exchange for the assignment and contribution of ACMAT Shares, Assignee hereby issues to each Assignor the number of shares of Assignee Common Stock set forth opposite each Assignor’s name on Schedule A hereto. Assignee hereby warrants and represents as of the Effective Date that: (a) Assignee is duly formed, validly existing and in good standing under the laws of its state of formation and, to the extent required by applicable laws, is duly qualified to do business and in good standing in any jurisdiction in which it is required; (b) Assignee is authorized to execute this Agreement (and any other documents as may be required to consummate the transactions contemplated hereunder) and fulfill all of its obligations hereunder, and such instruments, obligations and actions are valid and legally binding on it, enforceable in accordance with their respective terms; (c) the execution and delivery of this Agreement executed by Assignee and the performance of its obligations hereunder, will not (1) result in the violation of any law or any provision of Assignee’s organizational documents, (2) conflict with any order of any court or governmental instrumentality binding on Assignee, or (3) conflict or be inconsistent with, or result in any default under, any contract, agreement or commitment to which Assignee is bound; (d) the shares of Assignee Common Stock to be issued pursuant to this Agreement have been duly authorized and, upon the issuance of such shares pursuant to this Agreement, will be validly issued, fully paid and non-assessable; (e) the issuance of the shares of Assignee Common Stock to be issued pursuant to this Agreement has been duly authorized by all necessary action of the board of directors of Assignee; and (f) there are no consents or approvals required for the issuance of the shares of Assignee Common Stock to be issued pursuant to this Agreement that have not been waived or obtained.

3.         Acceptance and Assumption of ACMAT Shares. As of the Effective Date, subject to the satisfaction of the condition set forth in Section 5 below, Assignee hereby accepts assignment of the number of ACMAT Shares set forth opposite each Assignor’s name on Schedule A hereto. Assignee is aware that HPCM serves as the registered investment advisor or investment manager for each of the Assignors, and Steven A. Hale II, the Chairman and Chief Executive Officer of Assignee, is the sole principal owner of Hale Partnership Capital Advisors, LLC, the general partner of all but one of the Assignors. Assignee hereby certifies that it has had the opportunity to obtain all information that is necessary in its reasonable judgment to determine that the values ascribed to the ACMAT Shares and the Assignee Common Stock for purposes of the transactions contemplated in this Agreement are fair and reasonable and in the best interest of Assignee. On the Effective Date, each Assignor shall effect by book entry, in accordance with the applicable procedures of ACMAT’s transfer agent, the delivery to Assignee of all of the ACMAT Shares set forth opposite such Assignor’s name on Schedule A hereto and execute or provide all other documents and instruments reasonably requested by Assignee to effect the transfer of such ACMAT Shares to Assignee.

4.         Acceptance and Acquisition of Assignee Common Stock. As of the Effective Date, subject to the satisfaction of the condition set forth in Section 5 below, each Assignor hereby accepts and acquires the number of shares of Assignee Common Stock set forth opposite each Assignor’s name on Schedule A hereto. Each of the Assignors is aware that HPCM serves as the registered investment advisor or investment manager for each of the Assignors, and Steven A. Hale II, the Chairman and Chief Executive Officer of Assignee, is the sole principal owner of Hale Partnership Capital Advisors, LLC, the general partner of all but one of the Assignors. Each of the Assignors hereby certifies that it has had the opportunity to obtain all information that is necessary in its reasonable judgment to determine that the values ascribed to the ACMAT Shares and the Assignee Common Stock for purposes of the transactions contemplated in this Agreement are fair and reasonable and in the best interest of such Assignor. Each Assignor hereby represents that it is acquiring the Assignee Common Stock for its own account and for investment purposes. Each Assignor further represents that it is not acquiring the Assignee Common Stock with the view to, or for resale in connection with, any distribution of the Assignee Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Such Assignor does not intend to resell, assign or otherwise dispose of all or any of the Assignee Common Stock, except as permitted by applicable law, including, without limitation, any regulations under the Securities Act, and in accordance with Assignee’s charter. Each Assignor recognizes that the Assignee Common Stock to be issued pursuant to this Agreement has not been registered with the Securities and Exchange Commission or with any state securities commission or authority and that such Assignor has no contractual right for the registration of the Assignee Common Stock to be issued pursuant to this Agreement under the Securities Act or the securities laws of any state to permit the same to be resold. Each Assignor recognizes that Rule 144 under the Securities Act may not be available as a basis for exemption from registration of the Assignee Common Stock. Each Assignor understands further that unless the Assignee Common Stock is registered or an exemption from registration is available, the Assignee Common Stock must be held by such Assignor for an indefinite period of time, and that such Assignor must bear the economic risk of the investment for such period. Each Assignor is an “accredited investor” as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act.

5.         Conditions to Closing. The obligation of any of the Parties to consummate the transactions contemplated herein is subject to the execution and delivery by all parties thereto of that certain Master Services Agreement by and between HG Managing Agency, LLC, a wholly-owned subsidiary of Assignee, and HP Risk Solutions, LLC, a wholly-owned subsidiary of HP Holding Company, LLC, which is wholly owned by funds and accounts managed, directly or indirectly, by HPCM.

6.         Miscellaneous.

(a)    Subsequent Documents. Each party agrees to execute such further instruments and assurances or provide such other documents as may be reasonably necessary to effectuate the purposes of this Agreement.

(b)    Entire Agreement. This Agreement represents the entire agreement between the Parties concerning the matters described in this Agreement. This Agreement revokes and supersedes all prior agreements between the Parties concerning the matters that are the subject of this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument. No waiver by any party hereto of any failure or refusal by any other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

(c)    Benefit and Burden. All terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

(d)    Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but altogether shall constitute one and the same instrument. Counterparts delivered by fax or by email in PDF shall be deemed originals.

(e)    Severability. The invalidity or unenforceability of any provision in this Agreement shall not impair the validity or enforceability of any other provision in this Agreement.

(f)    Governing Law. This Agreement shall be governed by the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have executed this Assignment and Contribution Agreement effective as of the Effective Date.

ASSIGNORS:

HALE PARTNERSHIP FUND, L.P.

By: Hale Partnership Capital Advisors, LLC, its general partner

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

THE VANDERBILT UNIVERSITY “VUA HALE SMA”

By: Hale Partnership Capital Management, LLC, its investment manager

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

MGEN II – HALE FUND, LP.

By: Hale Partnership Capital Advisors, LLC, its general partner

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

DICKINSON – HALE FUND L.P.

By: Hale Partnership Capital Advisors, LLC, its general partner

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

[Signatures continue on the following page.]

SMITH – HALE FUND L.P.

By: Hale Partnership Capital Advisors, LLC, its general partner

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

HALE ICFG FUND, L.P.

By: Hale Partnership Capital Advisors, LLC, its general partner

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Manager

ASSIGNEE:

HG HOLDINGS, INC.

By: /s/ Steven A. Hale II

Name: Steven A. Hale II

Title: Chief Executive Officer

Schedule A

Assignor	Number of Shares of ACMAT Common Stock and Class A Stock Assigned and Contributed by Assignor	Number of Shares of Assignee Common Stock Issued by Assignee

Hale Partnership Fund, L.P.	1,904 Shares of Common Stock and 86,308 Shares of Class A Stock	847,428
VUA Hale SMA	1,875 Shares of Common Stock and 141,010 Shares of Class A Stock	1,372,657
MGEN II – Hale Fund, L.P.	3,420 Shares of Class A Stock	32,855
Dickinson – Hale Fund L.P.	1,900 Shares of Common Stock and 6,938 Shares of Class A Stock	84,904
Smith – Hale Fund L.P.	4,100 Shares of Common Stock and 15,193 Shares of Class A Stock	185,343
Hale ICFG Fund, L.P.	424 Shares of Common Stock and 38,787 Shares of Class A Stock	376,689

Total	10,203 Shares of Common Stock and 291,656 Shares of Class A Stock	2,899,876